Exhibit 23


                    Consent of Independent Public Accountants

We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 of Union Community Bancorp (the "Company"), File Number 000-23543, of our report dated January 17, 2001 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's Annual Report on Form 10-K for the three years ended December 31, 2000 filed pursuant to the Securities and Exchange Act of 1934.

\s\ Olive LLP

OLIVE LLP

Indianapolis, IN
March 27, 2001